UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2013

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2013, Monoprice, Inc. (“Monoprice”) and Monoprice Holdings, Inc. (“Monoprice Holdings”) entered into a Credit Agreement (the “Credit Agreement”) and ancillary agreements and documents (collectively, with the Credit Agreement, the “Credit Facility”) with Bank of Montreal (“BMO”) as administrative agent and a lender, Bank of America, N.A., and Wells Fargo Bank, N.A. (collectively, with BMO, the “Lenders”). Monoprice Holdings is a wholly-owned subsidiary of Blucora, Inc. (“Blucora”), and Monoprice is a wholly-owned subsidiary of Monoprice Holdings.

The Credit Facility was entered into for the purpose of post-transaction financing of the acquisition of Monoprice by Blucora, which was completed on August 22, 2013, and to provide future working capital flexibility for Monoprice. Blucora is not a party to the Credit Agreement, and has not guaranteed any of the obligations of its subsidiaries under the Credit Facility.

The Credit Facility consists of a $40,000,000 term loan and a $30,000,000 revolving credit commitment. The final maturity date of the Credit Facility is November 22, 2018. Monoprice initially borrowed $50,000,000 under the Credit Facility, which was used to pay a dividend to Blucora and to pay certain expenses and fees related to the Credit Agreement.

Monoprice will pay a rate of interest, at its option, of either (i) LIBOR plus a margin of between 2.75% and 3.25%, or (ii) a specified variable rate plus a margin of between 1.75% and 2.25%, in each case with the applicable margin within the range dependent upon Monoprice’s ratio of leverage to EBITDA over the previous four quarters. In addition, Monoprice paid, and will pay during the term of the Credit Facility, certain customary fees and costs to the Lenders.

The Credit Agreement contains the following customary terms and conditions that are applicable to Monoprice Holdings and Monoprice (but not Blucora): (i) representations and warranties, including but not limited to, (a) financial condition, (b) absence of any material adverse effect, and (c) organizational and legal status and authority; (ii) affirmative covenants, including but not limited to, (a) financial and collateral reporting, (b) payment of taxes and other obligations, (c) continuation of business and maintenance of existence and rights, and (d) maintenance of property and insurance; (iii) negative covenants, including but not limited to, (a) limitation on debt, (b) limitation on liens, (c) limitation on changes in nature of business, (d) limitation on consolidation, merger, sale, or purchase of assets, and (e) limitation on advances, investments, and loans; and (iv) specified financial covenants. The Credit Agreement also contains events of default consistent with those customarily found in similar financings, including but not limited to, (i) non-payment of obligations, (ii) inaccuracy of representations or warranties, (iii) non-performance of covenants and obligations, (iv) default on other material debt, (v) termination or default under material contracts, or (vi) bankruptcy or insolvency.

The foregoing description of the Credit Agreement and the Credit Facility is a summary, does not purport to be a complete description of the Credit Agreement or the Credit Facility, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

10.1 Credit Agreement among Monoprice, Inc., as Borrower, Monoprice Holdings, Inc., as a Guarantor, and Bank of Montreal, as administrative agent and a lender, Bank of America, N.A., and Wells Fargo Bank, N.A., each as lenders, dated November 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013

BLUCORA, INC.

By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description

EX-10.1	Credit Agreement among Monoprice, Inc., as Borrower, Monoprice Holdings, Inc., as a Guarantor, and Bank of Montreal, as administrative agent and a lender, Bank of America, N.A., and Wells Fargo Bank, N.A., each as lenders, dated November 22, 2013.